CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is made and entered into this 1st day of March 2006, by and between Gateway Distributors, Ltd., a Nevada corporation ("GWDB"), whose principal place of business is 3220 Pepper Lane, Las Vegas, Nevada 89120, and Steve Hayden (the "Consultant") at 941 East Grand Cerritos Ave, Las Vegas, Nevada 89120.

                                    RECITALS

     WHEREAS, Consultant is willing and capable of providing on a "best efforts" basis various mergers and acquisition, feasibility, fairness opinions, legal services and management services for and on behalf of GWDB in connection with GWDB's mergers and acquisition projects, joint ventures, strategic alliances and in connection with GWDB's compliance with state and Federal securities laws and regulations; and

     WHEREAS, GWDB desires to retain the Consultant as an independent Consultant to provide the above-described consulting services, and the Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

CONSULTING SERVICES. GWDB hereby retains the Consultant as an independent
     Consultant to GWDB and the Consultant hereby accepts and agrees to such retention. The Consultant shall render to GWDB such services of an advisory or consultative nature in order to assist GWDB in the analysis of proposed divestiture/sales or acquisitions that may benefit GWDB; rendering of legal advice and services in the structuring of divestitures, acquisitions, joint ventures, strategic alliances, and other business related matters; and in order to permit GWDB to comply with all state and Federal securities laws and regulations.

TIME, PLACE AND MANNER OF PERFORMANCE. The Consultant shall be available for advice and counsel to the president and chief executive officer of GWDB, Rick Bailey, at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, shall be determined in the sole discretion of the Consultant; however, the Consultant will provide a minimum of 250 hours.

TERM OF AGREEMENT. The term of this Agreement shall be for 12 months; commencing
     March 1, 2006 and terminating on March 1, 2007, unless terminated as set forth herein.


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COMPENSATION. In consideration of the services to be provided for GWDB by the
     Consultant, GWDB hereby agrees to the following deliverable schedule for compensation:

     MERGERS AND ACQUISITIONS PROJECT CONSULTING. Upon execution of this
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     Consulting Agreement and the commencement by the Consultant of services to be rendered pursuant to this Agreement, GWDB agrees to issue and deliver 400,000,000 shares of common stock as compensation to the Consultant for the services to be rendered to GWDB. At the sole discretion of GWDB's board of directors or by GWDB's president and chief executive officer, GWDB may thereafter provide an additional number of shares of common stock at any time prior to the termination date of this Agreement, based upon progress reports, and/or within thirty (30) days of receipt, acceptance and approval by GWDB of the final deliverables. GWDB agrees, as soon as reasonably practicable, to register the Shares for resale under the Securities Act of 1933, as amended, pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-8 (or, if Form S-8 is not then available, such other form of registration statement then available).

CONFIDENTIALITY. The Consultant covenants that all information concerning GWDB, including proprietary information, which he obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by the Consultant except for the direct benefit of GWDB, nor shall the confidential information be disclosed by the Consultant to any third party without prior written consent of GWDB, provided, however,
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     that the Consultant shall not be obligated to treat as confidential, or return to GWDB copies of confidential information that (i) was publicly known at the time of disclosure to the Consultant; (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to GWDB by the Consultant, or; (iii) is lawfully disclosed to the Consultant by a third party or is required by any entity or court of competent jurisdiction or lawful request of any regulatory body or agency.

INDEPENDENT CONTRACTOR. The Consultant and GWDB hereby acknowledge that the Consultant is an independent contractor. The Consultant agrees not to hold himself out as, nor shall take any action from which others might reasonably infer that the Consultant is a partner or agent or a joint venturer with GWDB. In addition, the Consultant shall take no action that, to the knowledge of the Consultant binds, or purports to bind, GWDB to any contract or agreement.

EXPENSES. Consultant covers typical expenses expected to be incurred by the Consultant. For other extraordinary expenses beyond minor daily operating expenses to perform services under this Agreement, GWDB shall reimburse the Consultant on demand, net 30 days, for all expenses and other disbursements, provided these expenses and disbursements shall have GWDB's prior written approval and be verifiable with receipts and documentation as may be required under GAAP for accounting purposes


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
     of GWDB. All expense invoices pre-approved and received by GWDB will be addressed on a net 30-day basis.

TERMINATION. Notwithstanding any provision contained in this Agreement to the contrary, this Agreement may be terminated by GWDB at any time, for any reason, with or without cause, at the sole discretion of GWDB, with 30 days written notice to Consultant. Upon termination of this Agreement prior to the end of its anticipated expiration on July 31, 2003, with or without cause, GWDB has no requirement for payment of compensation or expenses of any kind, explicit or implicit, and GWDB assumes no liabilities either express or implied as a result of any terms of this Agreement. Until receipt of Consultant's deliverables by GWDB and the acceptance by GWDB of the adequacy and completeness of these deliverables in the sole discretion of GWDB, there is no creation of liabilities either express or implied under this Agreement; except that, at the sole discretion of GWDB, it may provide portions of compensation for work product received and accepted, and for project progress, as optional and voluntary interim compensation to Consultant by GWDB, up to the full amount to be paid. GWDB may also, at any time, terminate this Agreement for cause. For purposes of this Agreement the term "cause" means a termination of this Agreement during the term which is a result of (i) the Consultant's felony conviction or plea of "no contest" to a felony; (ii) the Consultant's willful disclosure of material trade secrets or other material confidential information related to Consultant's business; or (iii) the Consultant's willful and continued failure to substantially perform his duties for GWDB after a written demand for substantial performance is delivered by GWDB to the Consultant, which demand specifically identifies the manner in which GWDB believes that the Consultant has not substantially performed his duties, and which performance is not substantially corrected by the Consultant within 10 days of delivery of such demand. For purposes of the previous sentence, no act or failure to act on the Consultant's part shall be deemed "willful" unless done, or omitted to be done, by the Consultant not in good faith and without reasonable belief that the Consultant's action or omission was in the best interest of GWDB. In the accomplishment of the performance of such duties and responsibilities as are assigned to Consultant under the terms of this Agreement, Consultant shall at all times conduct himself in a professional manner and shall conform to those standards of ethical conduct as are generally expected from those performing such services in the business community

WORK PRODUCT. It is agreed that the Consultant retains all property rights with respect to the deliverables until payment in full for all work product is received by the Consultant from GWDB and GWDB has given final quality assurance approval to the work product and deliverables.

CONFLICT OF INTEREST. The Consultant shall be free to perform services for other persons. The Consultant will notify GWDB of his performance of consulting services for any other person, which could conflict with his obligations under this Agreement. Upon receiving such notice, GWDB may terminate this Agreement or may in writing waive


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     the conflict concerns and continue with this Agreement at the sole discretion of GWDB.

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS. GWDB and the Consultant agree to mutually indemnify and hold each other and each officer, director and controlling person of GWDB or the Consultant harmless against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant or GWDB or such officer, director or controlling person may become subject under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, because of inappropriate actions of the Consultant or GWDB or their agent(s). GWDB and the Consultant will comply with all of the applicable laws of the Securities Act of 1933.

NOTICES. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party.

WAIVER OF BREACH. Any waiver by GWDB of a breach of any provision of this Agreement by the Consultant shall not operate or be construed as a waiver of any subsequent breach by the Consultant. Any waiver by Consultant of a breach of any provision of this Agreement by GWDB shall not operate or be construed as a waiver of any subsequent breach by GWDB.

ASSIGNMENT. This Agreement and the rights and obligations of the parties hereunder shall not be assignable, unless written authorization to assign the Agreement, rights and obligations hereunder is obtained from the other non-assigning Party.

Severability. All agreements and covenants contained herein are severable, and
------------
     in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

WAIVER AND MODIFICATION. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.


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
COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same document.

GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, and all issues of interpretation arising under this Agreement including, without limitation, issues with respect to capacity of the parties, execution and construction of the Agreement, the manner of performance under the Agreement, the validity of the Agreement and the rights and duties of the parties hereunder shall be decided in accordance with such law. The parties stipulate and agree that any and all legal actions or proceedings, which arise under this Agreement, shall be commenced within the State of Nevada, in a court of competent jurisdiction.

COSTS AND FEES. In the event that any of the parties hereto institutes any action, suit or proceeding to enforce the provisions of this Agreement, or for breach thereof, or to declare the rights of the parties with respect thereto, the prevailing party shall be entitled to recover, in addition to damages, injunctive or other relief, reasonable costs and expenses including, without limitation, costs and reasonable attorneys' fees incurred in the furtherance of such action, suit or proceeding.

NEGOTIATED TRANSACTION. The provisions of this Agreement were negotiated by both of the parties hereto, and said Agreement shall be deemed to have been drafted by both parties.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

CONSULTANT


-----------------------------------------
Steve Hayden

GATEWAY DISTRIBUTORS, LTD.


-----------------------------------------
Rick Bailey, Chairman/President


Date
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